Item 30. Exhibit (g) i. a. 4.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT No. 2 to the
AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(hereinafter the “Reinsurer”)

Original Effective Date: December 1, 2015
Coverage: Group Universal Life and Group Variable Universal Life (GUL II/GVUL II)
TAI Code: [_____]
Reinsurer Treaty ID: [_____]

Effective January 1, 2019, the Amendment Effective Date, the Mandatory Plan Ported percentages in the above-referenced agreement are hereby revised.

Exhibit E - Reinsurance Premiums and Allowances is hereby replaced in its entirety with the attached Exhibit E - Reinsurance Premiums and Allowances.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[_____] - Revised Underwriting Guidelines

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-20-2018
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-20-2018
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-20-2018
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steven Najjar	Date:	11/19/18

Print name:	Steven Najjar

Title:	EVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ John Dimeo	Date:	11.14.18

Print name:	John Dimeo

Title:	SVP

EXHIBIT E: Reinsurance Premiums and Allowances

E.1       Reinsurance Premium Calculation

Reinsurance net amount at risk [_____] Percentages in E.3 below [_____] Reinsurance Premium Rates in Addendum A [_____] reinsurance premium.

E.2       Reinsurance Premium Rates

The premium rates per thousand of reinsurance amount at risk shall be the percentages in E.3 below [_____] the GUL II/GVUL II YRT Basis (attached as Addendum A):

•	[_____] percentages are applied to the [_____] rates
•	[_____] percentages are applied to the [_____] rates
•	[_____] percentages are applied to the [_____] rates

[_____].

E.3       Allowances/Percentages

Effective 12/1/2015 thru 12/31/2018:

[table deleted]

Effective 1/1/2019:

[table deleted]

E.4       Policy Fees

No Policy fees shall be paid under this Agreement.